ARHAUS REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS
BOSTON HEIGHTS, Ohio (November 5, 2026)—Arhaus, Inc. (“Arhaus” or the “Company”) (NASDAQ: ARHS), a premium home furnishing brand known for responsibly sourced, artisan-crafted products and heirloom-quality design, reported third quarter results for the period ended September 30, 2026.
Third Quarter 2026 Highlights
Compared to the third quarter of 2025:
•Net revenue increased 6.8% to $368 million
•Gross margin increased 8.2% to $144 million
•Selling, general and administrative expenses increased 14.8% to $134 million
•Net and comprehensive income decreased 36.0% to $8 million
•Adjusted EBITDA decreased 12.3% to $27 million
•Comparable Delivered Sales(1) increased 2.6%
•Comparable Written Sales(2) increased 13.9%

John Reed, Co-Founder and Chief Executive Officer, said:
“For 40 years, Arhaus has been defined by exceptional craftsmanship, timeless design, and distinctive products. Our continued investment in compelling new collections and expanded customization is resonating with clients, as reflected in third-quarter Comparable Written Sales(2) growth of 13.9%. As we celebrate our 40th anniversary, we remain excited about the opportunity to bring our unique product offering to more clients and build on our momentum.”
Michael Lee, Chief Financial Officer, said:
“We are pleased with our third-quarter performance, which reflects strong client demand, disciplined execution, and continued progress across our strategic priorities. Our investments in our people, infrastructure, and technology are strengthening our foundation and positioning Arhaus for sustainable, profitable long-term growth. I want to thank our entire Arhaus team for their dedication, passion, and continued commitment to delivering an exceptional client experience.”

Business Highlights
Third quarter net revenue was $368 million, an increase of 6.8% year-over-year and within the Company’s guidance range.
Comparable Delivered Sales(1) increased 2.6% in the third-quarter, within the Company’s guidance range, bringing year-to-date Comparable Delivered Sales(1) to 1.8%. Comparable Written Sales(2) increased 13.9% in the third-quarter, bringing year-to-date Comparable Written Sales(2) to 6.7%.
Showroom Highlights
At the end of the third quarter of 2026, Arhaus operated 109 Showrooms across 31 states. During the quarter, the Company completed 2 Total Showroom Projects(3), including 1 relocated Showroom in Charlotte, North Carolina, and 1 renovated Showroom in Atlanta, Georgia.
Notable updates include:
•Charlotte, North Carolina – The Company relocated its Traditional Showroom in The Village at SouthPark. Spanning approximately 35,000-square-feet, the freestanding location is now Arhaus’ second-largest Traditional Showroom after Pasadena, California, offering an expanded destination to experience the brand’s artisan-crafted collections, and personalized interior design services.
For 2026, the Company continues to expect to complete approximately 10 to 14 Total Showroom Projects(3), consisting of 4 to 6 new openings and 6 to 8 relocations, renovations, or expansions, representing Net Unit Growth(4) of mid-single-digits for the year.
Balance Sheet and Liquidity
As of September 30, 2026, the Company reported the following:
•No long-term debt.
•Cash and cash equivalents totaled $318 million, a 25.5% increase from December 31, 2025.
•Net merchandise inventory of $360 million, a 6.4% increase from December 31, 2025.
•Client deposits of $325 million, a 37.7% increase from December 31, 2025.
•Net cash provided by operating activities totaled $173 million for the nine months ended September 30, 2026.
•Net cash used in investing activities was $58 million for the nine months ended September 30, 2026. Company-funded capital expenditures(5) were $46 million and landlord contributions were $12 million.
Outlook

The Company is raising its full-year Net revenue and Comparable Delivered Sales(1) outlook, reflecting strength in client demand and momentum in Comparable Written Sales(2). The Company is maintaining its full-year Net Income and Adjusted EBITDA outlook, following an increase last quarter, reflecting continued fuel and transportation cost pressures and the strategic investment into expanded marketing initiatives to support future growth. The Company remains focused on disciplined expense management, operational efficiencies, and long-term profitable growth.

	Full-Year 2026	Q4 2026
Net revenue	$1.465 billion to $1.485 billion	$398 million to $418 million
Net revenue growth	6.2% to 7.7%	9.1% to 14.6%
Comparable delivered sales(1)	2.5% to 4%	6% to 12%
Net income(6)	$71 million to $80 million	$21 million to $30 million
Adjusted EBITDA(7)	$160 million to $171 million	$44 million to $55 million

Other Estimates
Company-funded capital expenditures(5)	$70 million to $90 million
Depreciation & amortization	$50 million to $55 million
Fully diluted shares	~ 142 million
Effective tax rate	~ 29.0%
Showroom openings	4 to 6 new Showrooms
Total Showroom Projects(3)	10 to 14 Showroom Projects
Net Unit Growth(4)	Mid-Single-Digit
(1) Comparable Delivered Sales is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(2) Comparable Written Sales is a key performance indicator and is defined as the year-over-year percentage change of written sales from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(3) Total Showroom Projects is defined as the number of Showroom projects completed during the period, including new Showroom openings, relocations, remodels, and expansions. The Company considers all Showroom projects integral to its long-term growth strategy, with each evaluated based on strategic relevance and expected return on investment.
(4) Net Unit Growth reflects the percentage change in total Showroom count during the period, calculated as new Showroom openings net of Showroom closures or relocations that do not increase total unit count.
(5) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(6) U.S. GAAP net income (loss).
(7) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest income, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort
Conference Call
You are invited to listen to Arhaus’ conference call to discuss the third quarter 2026 financial results scheduled for today, November 5, 2026, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID number is 13758508.
A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at http://ir.arhaus.com for approximately twelve months.
About Arhaus
Founded in 1986 by Chief Executive Officer John Reed and his father, Arhaus is a premium home furnishings brand built on a simple idea: furniture and décor should be responsibly sourced, lovingly made, and built to last. Arhaus operates a vertically integrated model, designing and sourcing products directly from skilled artisans and carefully selected manufacturing partners around the world, including domestic upholstery production at its own North Carolina manufacturing facility. This approach enables

Arhaus to offer a highly exclusive and customizable assortment of heirloom-quality furniture and décor designed to be used and enjoyed for generations.

With more than 100 Showroom locations across the United States, Arhaus’ integrated omni-channel model connects every client touchpoint, from Showroom and interior design to eCommerce and catalog, allowing Arhaus to meet clients wherever and however they choose to shop while delivering a highly personalized client-first experience from discovery through delivery.

For more information, please visit www.arhaus.com.
Investor Contact:
Tara Atwood Saja
Vice President, Investor Relations
(440) 439-7700
invest@arhaus.com
Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue, and Free Cash Flow, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted EBITDA and Free Cash Flow to the most directly comparable financial measures prepared in accordance with U.S. GAAP below.
Forward-Looking Statements
Certain statements contained herein, including statements under the heading “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; challenges with the planning or implementation of our technology upgrades, including a new enterprise resource planning system; disruption in our receiving and distribution system, including delays in the integration of our distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; effects of new or proposed tariffs and changes to international trade policies and agreements; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain or disruptions due to geopolitical events such as acts of war and/or terrorism or other hostilities; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing Showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce sales channel and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with freight and transportation costs; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$318,039	$253,356
Restricted cash	1,320	3,124
Accounts receivable, net	320	663
Merchandise inventory, net	360,496	338,806
Prepaid and other current assets	30,692	25,425
Total current assets	710,867	621,374
Operating right-of-use assets	427,812	391,274
Financing right-of-use assets	31,623	33,275
Property, furniture and equipment, net	338,081	316,216
Deferred tax assets	16,402	19,545
Goodwill	10,961	10,961
Other noncurrent assets	2,992	2,101
Total assets	$1,538,738	$1,394,746

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$71,581	$78,360
Accrued taxes	8,366	10,322
Accrued wages	28,164	20,879
Accrued other expenses	50,944	46,781
Client deposits	324,988	235,943
Current portion of operating lease liabilities	63,295	60,115
Current portion of financing lease liabilities	976	862
Total current liabilities	548,314	453,262
Operating lease liabilities, long-term	508,555	467,226
Financing lease liabilities, long-term	51,692	52,374
Other long-term liabilities	4,983	3,656
Total liabilities	$1,113,544	$976,518

Commitments and contingencies (Note 9)

Stockholders’ equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 55,469,464 shares issued and 54,637,146 outstanding as of September 30, 2026; 54,565,242 shares issued and 53,969,149 outstanding as of December 31, 2025)	55	54
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of September 30, 2026; 87,115,600 shares issued and outstanding as of December 31, 2025)	87	87
Retained earnings	210,020	210,365
Additional paid-in capital	215,032	207,722
Total stockholders’ equity	425,194	418,228
Total liabilities and stockholders’ equity	$1,538,738	$1,394,746

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, amounts in thousands, except share and per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2026	2025	2026	2025
Net revenue	$1,067,289	$1,014,377	$368,116	$344,570
Cost of goods sold	636,361	617,142	223,696	211,149
Gross margin	430,928	397,235	144,420	133,421
Selling, general and administrative expenses	364,342	328,534	134,340	117,014
Loss (gain) on disposal of assets	116	81	12	(27)
Income from operations	$66,470	$68,620	$10,068	$16,434
Interest income, net	(2,527)	(2,137)	(1,009)	(820)
Other income	(1,514)	(354)	(622)	(118)
Income before taxes	70,511	71,111	11,699	17,372
Income tax expense	20,823	18,945	3,880	5,154
Net and comprehensive income	$49,688	$52,166	$7,819	$12,218

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	141,353,368	140,635,317	141,619,661	140,829,409
Net and comprehensive income per share, basic	$0.35	$0.37	$0.06	$0.09
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	141,943,580	141,310,742	142,275,176	141,676,722
Net and comprehensive income per share, diluted	$0.35	$0.37	$0.05	$0.09

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Nine months ended
	September 30,
	2026	2025
Cash flows from operating activities
Net income	$49,688	$52,166
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	39,384	34,716
Amortization of operating lease right-of-use asset	36,752	31,358
Amortization of interest on operating leases	24,534	21,842
Equity based compensation	8,483	6,344
Deferred tax assets	3,143	10,395
Amortization of cloud computing arrangements	2,450	1,905
Loss on disposal of assets	116	81
Insurance proceeds	1,899	—
Gain on insurance claims	(2,675)	—
Changes in operating assets and liabilities
Accounts receivable	343	181
Merchandise inventory	(21,690)	(31,718)
Prepaid and other assets	(9,164)	(19)
Other noncurrent liabilities	1,328	(92)
Accounts payable	(7,800)	556
Accrued expenses	9,727	9,150
Operating lease liabilities	(52,603)	(42,427)
Client deposits	89,045	33,100
Net cash provided by operating activities	172,960	127,538
Cash flows from investing activities
Purchases of property, furniture and equipment	(59,391)	(59,751)
Insurance proceeds	1,193	—
Proceeds from the sale of property, furniture and equipment	59	54
Net cash used in investing activities	(58,139)	(59,697)
Cash flows from financing activities
Principal payments under finance leases	(671)	(530)
Repurchase of shares for payment of withholding taxes for equity based compensation	(1,681)	(2,045)
Cash dividend payments	(49,590)	(340)
Net cash used in financing activities	(51,942)	(2,915)
Net increase in cash, cash equivalents and restricted cash	62,879	64,926
Cash, cash equivalents and restricted cash
Beginning of period	256,480	200,929
End of period	$319,359	$265,855

Supplemental disclosure of cash flow information
Interest paid in cash	$3,925	$3,773
Interest received in cash	6,585	6,226
Income taxes paid in cash	17,577	14,046
Noncash investing activities:
Purchases of property, furniture and equipment in current liabilities	11,715	7,583

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)

	Nine months ended		Three months ended
	September 30,		September 30,
	2026	2025	2026	2025
Net and comprehensive income	$49,688	$52,166	$7,819	$12,218
Interest income, net	(2,527)	(2,137)	(1,009)	(820)
Income tax expense	20,823	18,945	3,880	5,154
Depreciation and amortization	39,384	34,716	14,270	11,757
EBITDA	107,368	103,690	24,960	28,309
Equity based compensation	8,483	6,344	2,425	2,954
Other expenses (income) (1)	—	81	—	(27)
Adjusted EBITDA	$115,851	$110,115	$27,385	$31,236

Net revenue	$1,067,289	$1,014,377	$368,116	$344,570
Net and comprehensive income as a % of net revenue	4.7%	5.1%	2.1%	3.5%
Adjusted EBITDA as a % of net revenue	10.9%	10.9%	7.4%	9.1%

(1) Other expenses (income) represent costs and investments not indicative of ongoing business performance, such as loss (gain) on disposal of assets.

Arhaus, Inc. and Subsidiaries
Reconciliation of Free Cash Flow
(Unaudited, amounts in thousands)

	Nine months ended
	September 30,
	2026	2025
Net cash provided by operating activities	$172,960	$127,538
Net cash used in investing activities	(58,139)	(59,697)
Free cash flow	$114,821	$67,841

Free Cash Flow is defined as net cash provided by operating activities less net cash used in investing activities.

Arhaus, Inc. and Subsidiaries
Supplemental Comparable Metrics Schedules
(Unaudited)

Supplemental Comparable Metrics Schedules

Comparable Written Sales(2) by Quarter and Year-to-Date

The table below represents Comparable Written Sales(2) on a quarterly and year-to-date basis for fiscal year 2026. Comparable Written Sales(2) reflects written sales trends during the period and is measured using a 13-month comparable Showroom definition.

2026	Comparable Written Sales (By Quarter)	Comparable Written Sales (Year-to-Date)
First Quarter	(5.7)%	(5.7)%
Second Quarter	12.5%	2.8%
Third Quarter	13.9%	6.7%

Comparable Delivered Sales(1) by Quarter and Year-to-Date

The table below represents Comparable Delivered Sales(1) on a quarterly and year-to-date basis for fiscal year 2026. Comparable Delivered Sales(1) reflects revenue recognized during the period and is measured using a 15-month comparable Showroom definition.

2026	Comparable Delivered Sales (By Quarter)	Comparable Delivered Sales (Year-to-Date)
First Quarter	(1.7)%	(1.7)%
Second Quarter	4.0%	1.4%
Third Quarter	2.6%	1.8%

Due to differences in order timing, backlog, and revenue recognition, Comparable Written Sales(2) and Comparable Delivered Sales(1) use different comparable Showroom eligibility thresholds.

Arhaus, Inc. and Subsidiaries
Supplemental Showroom Schedules
(Unaudited)

Supplemental Showroom Schedules

Showroom Portfolio Composition

The table below represents the composition of the Showroom Portfolio by format and operating footprint as of each period presented:

	September 30, 2026	December 31, 2025
Traditional Showrooms	91	90
Design Studios	9	9
Lofts	9	8
Total Showrooms	109	107

Total gross square footage (in thousands)	1,922	1,836
Showrooms with interior designers	98	97
Total interior designers	152	142
States where we operate	31	31

Geographic Showroom Footprint

The table below represents the number of Showrooms in each U.S. state in which the Company operates as of September 30, 2026.

Locations	Showrooms	Locations	Showrooms
Alabama	1	Missouri	1
Arizona	2	Montana	1
California	17	New Hampshire	1
Colorado	6	New Jersey	5
Connecticut	3	New York	4
Florida	9	North Carolina	4
Georgia	3	Ohio	9
Illinois	4	Oklahoma	1
Indiana	1	Pennsylvania	4
Kansas	1	South Carolina	1
Kentucky	3	Tennessee	1
Louisiana	1	Texas	8
Maryland	4	Utah	1
Massachusetts	3	Virginia	5
Michigan	3	Wisconsin	1
Minnesota	1

Arhaus, Inc. and Subsidiaries
Supplemental Showroom Schedules
(Unaudited)

Showroom Maturity Mix

The table below represents the composition of the Showroom portfolio by maturity as of the period presented.

September 30, 2026
Maturity Bucket	Definition	% of Portfolio	# of Showrooms
< 12 Months	Opened within Last 12 Months	8%	9
12-24 Months	Opened 12 to 24 Months	9%	10
24-36 Months	Opened 24 to 36 Months	19%	20
> 36 Months	Mature Showrooms	64%	70
Total		100%	109

Maturity is measured from Showroom opening date or relocation reopening date; includes Traditional Showrooms, Design Studios, and Lofts; excludes temporary closures.

Illustrative Unit Economics (Targets)

The table below represents targeted Showroom unit economics at maturity, based on internal underwriting assumptions and historical performance.

Metric	Traditional Showroom	Design Studio
	(~17K sq ft)	(~6K sq ft)
Net Revenue Maturity	> $10M	Lower than Traditional
Contribution Margin (pre-D&A)	~32%	~35%
Cash Payback	< 2 years	< 2 years
Company-funded capital expenditures	~$4 - 6M	Lower
Revenue Maturity	Year 3	Year 3

Company-funded capital expenditures represents the total net cash used in investing activities less landlord contributions. Targets reflect performance at full maturity. Assumptions are informed by historical performance, internal underwriting, and recent Showroom cohorts.

Arhaus, Inc. and Subsidiaries
Supplemental Showroom Schedules
(Unaudited)

Total Showroom Projects(3)

The table below represents the total Showroom project pipeline for fiscal year 2026, consistent with the Company’s guidance.

Guidance Full-Year 2026
Project Type	Definition	# of Projects
New Openings	New Showroom openings	4 to 6
Relocations	Relocation of existing Showrooms	4 to 5
Renovations/Expansions	Refreshes of remodels and Expansions of existing Showrooms	2 to 3
Total Showroom Projects		10 to 14

Total Showroom Projects(3) are expected to be within the Company’s full-year 2026 guidance range. For competitive reasons, the Company does not disclose the specific locations of planned Total Showroom Projects(3). The Company provides additional detail on Showroom activity following completion as part of its regular quarterly disclosures.